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EXHIBIT 3

AUDITOR'S CONSENT

        I hereby consent to the inclusion of my report dated May 15, 2003 concerning the Financial Statements for the year ended March 31, 2003 in the annual report on Form 18-K of Financement-Québec and to the incorporation by reference in the Registration Statement.

/s/ DORIS PARADIS
Doris Paradis, CA
Acting Auditor General of Québec
Québec, Québec

October 31, 2003

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EXHIBIT 3 AUDITOR'S CONSENT